Exhibit 10.1

SEVENTH AMENDMENT TO

EMPLOYMENT AGREEMENT

This SEVENTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is entered into as of this 9th day of September, 2020, by and between CATALYST PHARMACEUTICALS, INC., a Delaware corporation (“Company”) and PATRICK J. MCENANY (“Employee”).

Preliminary Statements

A.

The parties have previously entered into that certain Employment Agreement, dated as of November 8, 2006 (the “Original Agreement”), as previously amended by that certain First Amendment to Employment Agreement, dated as of December 19, 2008 (the “First Amendment”), that certain Second Amendment to Employment Agreement, dated as of November 8, 2009 (the “Second Amendment”), that certain Third Amendment to Employment Agreement, dated as of September 14, 2011 (the “Third Amendment”), that certain Fourth Amendment to Employment Agreement, dated as of August 28, 2013 (the “Fourth Amendment”), that certain Fifth Amendment to Employment Agreement, dated as of June 23, 2016 (the “Fifth Amendment”), and that certain Sixth Amendment to Employment Agreement, dated as of May 25, 2018 (the “Sixth Amendment”, and together with the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment, the “Employment Agreement”). Unless otherwise defined, capitalized terms used herein shall have the meanings given to them in the Employment Agreement.

B.	The parties wish to further amend the Employment Agreement to reflect the terms set forth below.

Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Extension of Agreement. The outside date of the Term of the Employment Agreement is extended for a two year period from the “fourteenth anniversary of the Effective Date” (November 8, 2020) until the “sixteenth anniversary of the Effective Date” (November 8, 2022). All references in the Employment Agreement to the “third anniversary of the Effective Date”, the “fifth anniversary of the Effective Date”, the “seventh anniversary of the Effective Date”, the “tenth anniversary of the Effective Date”, the “twelfth anniversary of the Effective Date,” or the “fourteenth anniversary of the effective date” shall be deemed by this Amendment to now refer to the “sixteenth anniversary of the Effective Date.”

2.	Additional Terms. The Employment Agreement is hereby amended to add the following sentence as an additional sentence at the end of Section 7.5.2 of the Employment Agreement:

Further, upon a Change in Control, (i) all outstanding stock options and other equity awards held by Employee that have not yet vested on time-based vesting provisions contained in such awards under which Employee would have vested over time had the Change in Control not occurred, shall immediately vest, and (ii) all outstanding stock options and other equity awards held by Employee that have performance-based vesting provisions (such as achievement of a certain stock price) shall automatically vest as of the date of the Change in Control, whether or not the performance-based vesting condition has been satisfied as of such date.

3.	Employment Agreement Remains in Effect. Except as otherwise specifically amended herein, the terms and provisions of the Employment Agreement remain in full force and effect.

4.	Counterparts. This Amendment may be executed in counterparts.

IN WITNESS WHEREOF, the parties have executed this Amendment, effective as of the date set forth above.

CATALYST PHARMACEUTICALS, INC.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

EMPLOYEE:

/s/ Patrick J. McEnany
Patrick J. McEnany

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